Exhibit T3C.1


                    _________________________________________




              GOLDEN NORTHWEST ALUMINUM HOLDING COMPANY, as Issuer


                                       and


                            THE SUBSIDIARY GUARANTORS
                                (defined herein)




                     10% SUBORDINATED SECURED NOTES DUE 2011
                                    INDENTURE

                              ____________________



                           Dated as of April 14, 2005



                              ____________________

                            WILMINGTON TRUST COMPANY,
                                     Trustee




                    _________________________________________

                              TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE........................1
   Section 1.01. DEFINITIONS.................................................1
   Section 1.02. OTHER DEFINITIONS...........................................9
   Section 1.03. TRUST INDENTURE ACT DEFINITIONS.............................9
   Section 1.04. RULES OF CONSTRUCTION......................................10

ARTICLE II. THE NOTES.......................................................10
   Section 2.01. FORM AND DATING............................................10
   Section 2.02. EXECUTION AND AUTHENTICATION...............................11
   Section 2.03. REGISTRAR AND PAYING AGENT.................................11
   Section 2.04. PAYING AGENT TO HOLD MONEY IN TRUST........................12
   Section 2.05. HOLDER LISTS...............................................12
   Section 2.06. TRANSFER AND EXCHANGE......................................12
   Section 2.07. REPLACEMENT NOTES..........................................17
   Section 2.08. OUTSTANDING NOTES..........................................17
   Section 2.09. TREASURY NOTES.............................................18
   Section 2.10. TEMPORARY NOTES............................................18
   Section 2.11. CANCELLATION...............................................18
   Section 2.12. DEFAULTED INTEREST.........................................19

ARTICLE III. REDEMPTION AND PREPAYMENT......................................19
   Section 3.01. NOTICES TO TRUSTEE.........................................19
   Section 3.02. SELECTION OF NOTES TO BE REDEEMED..........................19
   Section 3.03. NOTICE OF REDEMPTION.......................................19
   Section 3.04. EFFECT OF NOTICE OF REDEMPTION.............................20
   Section 3.05. DEPOSIT OF REDEMPTION PRICE................................20
   Section 3.06. NOTES REDEEMED IN PART.....................................21
   Section 3.07. OPTIONAL REDEMPTION........................................21

ARTICLE IV. COVENANTS.......................................................21
   Section 4.01. PAYMENT OF NOTES...........................................21
   Section 4.02. MAINTENANCE OF OFFICE OR AGENCY............................22
   Section 4.03. REPORTS AND FINANCIAL INFORMATION..........................22
   Section 4.04. COMPLIANCE CERTIFICATE.....................................23
   Section 4.05. TAXES......................................................24
   Section 4.06. STAY, EXTENSION AND USURY LAWS.............................24
   Section 4.07. DISTRIBUTIONS; CAPITAL CHANGE..............................24
   Section 4.08. INSPECTION RIGHTS; BOOKS AND RECORDS; ACCOUNTING
                 METHODS....................................................25
   Section 4.09. COVENANTS REGARDING NSC....................................25
   Section 4.10. INTENTIONALLY OMITTED......................................26
   Section 4.11. LIENS; GUARANTEES..........................................26
   Section 4.12. MERGERS, CONSOLIDATIONS OR SALES...........................26

                                       II

   Section 4.13. CORPORATE EXISTENCE........................................26
   Section 4.14. PAYMENTS FOR CONSENT.......................................26
   Section 4.15. ADDITIONAL SUBSIDIARY GUARANTEES...........................27

ARTICLE V. SUCCESSORS.......................................................27
   Section 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS...................27
   Section 5.02. SUCCESSOR CORPORATION SUBSTITUTED..........................27

ARTICLE VI. DEFAULTS AND REMEDIES...........................................27
   Section 6.01. EVENTS OF DEFAULT..........................................27
   Section 6.02. ACCELERATION...............................................29
   Section 6.03. OTHER REMEDIES.............................................29
   Section 6.04. WAIVER OF PAST DEFAULTS....................................29
   Section 6.05. CONTROL BY MAJORITY........................................30
   Section 6.06. LIMITATION ON SUITS........................................30
   Section 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT..............30
   Section 6.08. COLLECTION SUIT BY TRUSTEE.................................30
   Section 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM...........................31
   Section 6.10. PRIORITIES.................................................31
   Section 6.11. UNDERTAKING FOR COSTS......................................32

ARTICLE VII. TRUSTEE........................................................32
   Section 7.01. DUTIES OF TRUSTEE..........................................32
   Section 7.02. RIGHTS OF TRUSTEE..........................................33
   Section 7.03. INDIVIDUAL RIGHTS OF TRUSTEE...............................33
   Section 7.04. TRUSTEE'S DISCLAIMER.......................................34
   Section 7.05. NOTICE OF DEFAULTS.........................................34
   Section 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.................34
   Section 7.07. COMPENSATION AND INDEMNITY.................................34
   Section 7.08. REPLACEMENT OF TRUSTEE.....................................35
   Section 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC...........................36
   Section 7.10. ELIGIBILITY; DISQUALIFICATION..............................36
   Section 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY..........36

ARTICLE VIII. LEGAL DEFEASANCE AND COVENANT DEFEASANCE......................37
   Section 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
                 DEFEASANCE.................................................37
   Section 8.02. LEGAL DEFEASANCE AND DISCHARGE.............................37
   Section 8.03. COVENANT DEFEASANCE........................................37
   Section 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.................38
   Section 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD
                 IN TRUST; OTHER MISCELLANEOUS PROVISIONS...................39
   Section 8.06. REPAYMENT TO COMPANY.......................................40
   Section 8.07. REINSTATEMENT..............................................40

ARTICLE IX. AMENDMENT, SUPPLEMENT AND WAIVER.................................40
   Section 9.01.  WITHOUT CONSENT OF HOLDERS OF NOTES........................40
   Section 9.02.  WITH CONSENT OF HOLDERS OF NOTES...........................41
   Section 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT........................42
   Section 9.04.  REVOCATION AND EFFECT OF CONSENTS..........................43
   Section 9.05.  NOTATION ON OR EXCHANGE OF NOTES...........................43
   Section 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC............................43

ARTICLE X. SUBSIDIARY GUARANTEES.............................................43
   Section 10.01. SUBSIDIARY GUARANTEES......................................43
   Section 10.02. LIMITATION ON SUBSIDIARY GUARANTOR LIABILITY...............44
   Section 10.03. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES............45
   Section 10.04. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON
                  CERTAIN TERMS..............................................45
   Section 10.05. RELEASES FOLLOWING SALE OF ASSETS..........................46

ARTICLE XI. MISCELLANEOUS....................................................47
   Section 11.01. TRUST INDENTURE ACT CONTROLS...............................47
   Section 11.02. NOTICES....................................................47
   Section 11.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS
                  OF NOTES...................................................48
   Section 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.........48
   Section 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION..............48
   Section 11.06. RULES BY TRUSTEE AND AGENTS................................49
   Section 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                  EMPLOYEES AND STOCKHOLDERS.................................49
   Section 11.08. GOVERNING LAW..............................................49
   Section 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS..............49
   Section 11.10. SUCCESSORS.................................................49
   Section 11.11. SEVERABILITY...............................................49
   Section 11.12. COUNTERPART ORIGINALS......................................50
   Section 11.13. TABLE OF CONTENTS, HEADINGS, ETC...........................50

ARTICLE XII. COLLATERAL AND SECURITY.........................................50
   Section 12.01. COLLATERAL.................................................50
   Section 12.02. SECURITY AGREEMENTS........................................50
   Section 12.03. RELEASE OF COLLATERAL......................................50
   Section 12.04. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE
                  UNDER THE SECURITY AGREEMENTS..............................51
   Section 12.05. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER
                  THE SECURITY AGREEMENTS....................................52
   Section 12.06. TERMINATION OF SECURITY INTEREST...........................52
   Section 12.07. ENFORCEMENT OF SECURITY INTERESTS..........................52

ARTICLE XIII. SUBORDINATION OF NOTES.........................................52
   Section 13.01. NOTE SUBORDINATE TO SENIOR DEBT............................52

   Section 13.02. SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR DEBT............52
   Section 13.03. PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS................53
   Section 13.04. TRUSTEE TO EFFECTUATE SUBORDINATION........................53
   Section 13.05. NO WAIVER OF SUBORDINATION PROVISIONS......................53
   Section 13.06. NOTICE TO TRUSTEE..........................................54
   Section 13.07. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF
                  LIQUIDATING AGENT..........................................54
   Section 13.08. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT...........55
   Section 13.09. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR DEBT;
                  PRESERVATION OF TRUSTEE'S RIGHTS...........................55
   Section 13.10. OBLIGATIONS OF COMPANY UNCONDITIONAL.......................55
   Section 13.11. RELIANCE BY HOLDERS OF SENIOR DEBT ON SUBORDINATION
                  PROVISIONS.................................................55

EXHIBITS
Exhibit A FORM OF NOTE
Exhibit B FORM OF SUBSIDIARY GUARANTEE
Exhibit C FORM OF SUPPLEMENTAL INDENTURE
Exhibit D FORM OF CERTIFICATE OF TRANSFER
Exhibit E FORM OF CERTIFICATE OF EXCHANGE
Exhibit F FORM OF CERTIFICATE FROM ACQUIRING
          INSTITUTIONAL ACCREDITED INVESTOR

            INDENTURE dated as of April 14, 2005 among Golden Northwest Aluminum Holding Company, a Delaware corporation (the "Company"), the Subsidiary Guarantors (as defined herein) and Wilmington Trust Company, as trustee (the "Trustee").

            The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10% Subordinated Secured Notes due 2011 (the "Notes"):

                                   ARTICLE I.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.     DEFINITIONS

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

            "Agent" means any Paying Agent or the Registrar.

            "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear or Cedel that apply to such transfer or exchange.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

            "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

            "Business Day" means any day other than a Legal Holiday.

            "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

            "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership (whether general or limited) or membership interests and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "Cedel" means Cedel Bank, SA.

            "Collateral" means Noteholder Collateral (as such term is defined in the Collateral Agency Agreement).

            "Collateral Agency Agreement" means the Collateral Agency, Subordination and Intercreditor Agreement dated as of the date hereof among the Collateral Trustee, the Trustee, the trustee for the Senior Secured Notes, The Bank of New York and the agent under the Loan Agreement.

            "Collateral Trustee" has the meaning provided in the Collateral Agency Agreement.

            "Company" means Golden Northwest Aluminum Holding Company, a Delaware corporation, and any and all successors thereto.

            "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

            "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

            "Dalles Smelter" means the mothballed primary aluminum smelter, casting facilities and associated facilities owned by Northwest Aluminum Company, an Oregon corporation, in The Dalles, Oregon.

            "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

            "Deferred Interest" means interest, otherwise due and payable on an Interest Payment Date, which is deferred pursuant to an Interest Deferral in accordance with this Indenture.

            "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and, in the case of Restricted Definitive Notes, shall bear the Private Placement Legend.

            "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

            "Distributions" means, in respect of any Person (a) the payment or making of any dividend or other distribution of property in respect of Capital Stock (or any options or warrants for, or other rights with respect to, such stock) of such Person, other than distributions in Capital Stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition by such entity of any Capital Stock (or any options or warrants for such stock) of such Person.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), consistently applied.

            "GAC Collateral" means all of the property, plant and equipment and general intangibles in which Goldendale Aluminum Company has any right, title or interest.

            "Global Notes" means, individually and collectively, each of the Notes, in the form of Exhibit A hereto, issued in accordance with Section 2.01 or 2.06(a) hereof.

            "Global Note Legend" means the legend set forth in Section 2.06(c)(i), which is required to be placed on all Global Notes issued under this Indenture.

            "Goldendale Smelter" means the mothballed primary aluminum smelter, casting facilities, unloading facility and other associated facilities and property owned by Goldendale Aluminum Company, a Delaware corporation, in Goldendale, Washington and Portland, Oregon.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

            "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

            "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and (iii) agreements or arrangements designed to protect such Person against fluctuations in the value of foreign currency.

            "Holder" means a Person in whose name a Note is registered.

            "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, excepting from the foregoing any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be
(i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

            "Indenture" means this Indenture, as amended or supplemented from time to time.

            "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

            "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that is not also a QIB.

            "interest" when referring to interest payable on the Notes, means the interest borne by the Notes and shall include Deferred Interest and Compounded Interest.

            "Interest Payment Date" has the meaning provided in paragraph 1 of the Note.

            "Issue Date" means April 14, 2005.

            "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

            "Loan Agreement" means that certain Loan Agreement, dated as of the date hereof, by and among Northwest Aluminum Specialties, Inc., as borrower, the Company, as parent guarantor, Northwest Aluminum Technologies, LLC, Northwest Aluminum Company and NSC Smelter LLC, as subsidiary guarantors, SPCP Group, LLC and Harbert Distressed Investment Special Purpose Fund, Ltd., as lenders, and Wilmington Trust Company, as administrative agent, providing for borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, amended and restated, modified, renewed, refunded, extended replaced or refinanced from time to time.

            "Material Adverse Effect" means a change in, or an effect on, the Company and its Subsidiaries or their assets or operations that individually or in the aggregate could reasonably be expected to be materially adverse to the condition (financial or otherwise), operations, or post-Issue Date liabilities of the Company (as such liabilities are contemplated by the Plan of Reorganization) and the Subsidiaries, or their businesses, taken as a whole.

            "Maturity Date" means March 31, 2011 or such earlier date upon which the principal of the Notes shall become due and payable, whether by acceleration, redemption or otherwise.

            "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any sale, transfer or other disposition of assets or Equity Interests (including, without limitation, any cash received upon the sale, transfer or other disposition of any non-cash consideration received in any such sale, transfer or other disposition), net of the direct costs relating to such sale, transfer or other disposition (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

            "Notes" has the meaning assigned to it in the preamble to this Indenture.

            "NSC" means NSC Smelter LLC, a Delaware limited liability company.

            "NWED" means Northwest Energy Development, LLC, an Oregon limited liability company, or such corporation which shall be a successor to NWED.

            "NWED Entities" means NWED and its Subsidiaries.

            "NWED Subsidiaries" means the Subsidiaries of NWED.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Secretary or any Vice-President of such Person.

            "Officer's Certificate" means a certificate signed on behalf of the Company by two Officers of the Company that meets the requirements of Section
11.05 hereof.

            "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.05 hereof.

            "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

            "Permitted Guarantees" means: (i) the Subsidiary Guarantees; (ii) guarantees of the Senior Subordinated Secured Notes, (iii) guarantees of the Senior Secured Notes; (iv) guarantees executed pursuant to the Loan Agreement;
(v) any other guarantees expressly contemplated by the Plan of Reorganization after the Issue Date; (vi) guarantees of Indebtedness not to exceed $1,000,000 in the aggregate from time to time secured by a lien described in clause (vii) of the defined term "Permitted Liens," provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness; (vii) Guarantee obligations that are subordinated to the Notes on terms reasonably acceptable to the Trustee acting upon the direction of the Required Holders; (viii) Guarantees by the Company or any of its Subsidiaries of the Indebtedness of another such Subsidiary (other than Indebtedness of the NWED Entities) or the Company; (ix) Guarantees by the Company in favor of trade creditors of its Subsidiaries (other than trade creditors of the NWED Entities) incurred in the ordinary course of business; (x) Guarantees discharged or otherwise terminated by the Plan of Reorganization; and
(xi) extensions, refinancings and renewals of any of the foregoing, provided that the principal amount subject to any such Guarantee is not increased or the terms modified to impose more burdensome terms upon the Company or any Subsidiary, as the case may be.

            "Permitted Liens" means any Lien (i) arising under the Security Agreements, (ii) securing the Senior Secured Notes; (iii) securing the Loan Agreement; (iv) securing the Senior Subordinated Notes; (v) otherwise expressly contemplated by the Plan of Reorganization; (vi) for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves are maintained; (vii) not to exceed $1,000,000 in the aggregate (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that it is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment; (viii) incurred in connection with the extension, renewal or refinancing of Indebtedness secured in the manner described in clauses (i) through (vii) above, provided that any extension, renewal or replacement thereof shall be limited to the property encumbered thereby and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase; (ix) arising from pre- or post-judgment attachment, seizure, a writ or distress warrant, levy, or other similar process (A) the enforcement of which is stayed or satisfied within

30 days after the creation of such Lien or (B) which do not secure amounts individually or in the aggregate exceeding $100,000; (x) in favor of banks or other financial institutions arising in connection with deposit accounts held at such institutions; (xi) Liens granted by the NWED Subsidiaries; and (xii) Liens not described above arising in the ordinary course of business and securing in the aggregate not more than $100,000 from time to time.

            "Permitted Reorganized Technologies Disposition" means the sale of all Equity Interests or all or substantially all of the assets of Technologies after the Issue Date, provided that the Company shall have delivered an Officer's Certificate to the Collateral Trustee certifying that (i) such sale is on arm's-length terms for reasonably equivalent value and (ii) all of the Net Proceeds of the sale will be received by the Company for use in accordance with all applicable covenants relating to the Notes and the Subordinated Secured Notes.

            "Person" means any individual, sole proprietorship, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Authority.

            "Plan of Reorganization" means the Third Modified Plan of Reorganization Dated March 1, 2005 Proposed Jointly by Golden Northwest Aluminum, Inc., Technologies, Northwest Aluminum Specialties, Inc., Northwest Aluminum Company and the Official Committee of Unsecured Creditors.

            "Private Placement Legend" means the legend set forth in Section 2.06(c)(ii) to be placed on all Restricted Definitive Notes issued under this Indenture.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Regulation S" means Regulation S promulgated under the Securities Act.

            "Required Holders" means, at any date of determination, the Holder or Holders of a majority or more in aggregate principal amount of Notes at the time outstanding.

            "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

            "Rule 144" means Rule 144 promulgated under the Securities Act.

            "Rule 144A" means Rule 144A promulgated under the Securities Act.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Security Agreements" means the Collateral Agency Agreement and the Security Documents (as such term is defined in the Collateral Agency Agreement).

            "Senior Debt" means the Senior Secured Note Claims (as defined in the Collateral Agency Agreement) and the Senior Subordinated Note Claims (as defined in the Collateral Agency Agreement).

            "Senior Secured Notes" means $5.5 million aggregate principal amount of the Company's 8% Subordinated Secured Notes due 2010.

            "Senior Subordinated Notes" means up to $165,000 aggregate principal amount of the Company's 8% Senior Subordinated Secured Notes due 2006.

            "Smelter Restart" means the re-commencement of aluminum production at one or more cell lines at the Dalles Smelter or the Goldendale Smelter that the Company has certified in an Officer's Certificate delivered to the Trustee is reasonably expected to result in the production of 20,000MT of aluminum during six consecutive months of commercial operations.

            "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

            "Subsidiary Guarantee" means the Guarantee by each Subsidiary Guarantor of the Company's payment obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

            "Subsidiary Guarantor" means each of (i) the Subsidiaries of the Company signatory to this Indenture and (ii) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

            "Technologies" means Northwest Aluminum Technologies, LLC, a Washington limited liability company.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

            "Tolling Agreements" means contracts under which the customer owns all of the primary raw materials and all of the finished goods, and the Company and/or its Subsidiaries receive tolling fees for converting the primary raw materials into finished products.

            "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

            "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

            "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02. OTHER DEFINITIONS

                 Term                                           Defined in
                                                                   Section

"Authentication Order"..............................................2.02
"Compounded Interest"...............................................4.01
"Covenant Defeasance"...............................................8.03
"DTC"...............................................................2.03
"Event of Default"..................................................6.01
"Interest Deferral".................................................4.01
"Legal Defeasance"..................................................8.02
"Paying Agent"......................................................2.03
"Registrar".........................................................2.03

Section 1.03. TRUST INDENTURE ACT DEFINITIONS. WHENEVER THIS INDENTURE REFERS TO A PROVISION OF THE TIA, THE PROVISION IS INCORPORATED BY REFERENCE IN AND MADE A PART OF THIS INDENTURE.

            The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes;

            "indenture security Holder" means a Holder of a Note;

            "indenture trustee" or "institutional  trustee" means the Trustee;
and

            "obligor" on the Notes and the Subsidiary Guarantees means the Company and the Subsidiary Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

            All other terms used in this Indenture not defined herein but that are defined by the TIA or defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. RULES OF CONSTRUCTION

            Unless the context otherwise requires:

(1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2) words in the singular include the plural, and in the plural include the singular;

(3)   provisions apply to successive events and transactions; and

(4) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II.
                                    THE NOTES

Section 2.01.     FORM AND DATING

      (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of whole dollars.

            The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      (b) Notes. The Notes shall be originally issued as Global Notes. Thereafter, beneficial interests in the Global Note may be exchanged for Restricted Definitive Notes and Unrestricted Definitive Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and, in the case of Restricted Definitive Notes, shall bear the Private Placement Legend). Each Note shall represent such of the outstanding Notes as shall be specified therein and shall represent the aggregate principal amount of outstanding Notes from time to time as reflected in the records of the Trustee and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, transfers and redemptions. Any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee in the records of the Trustee or the Custodian, at the direction of the Trustee.

      (c) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Cedel Bank.

Section 2.02. EXECUTION AND AUTHENTICATION

            A duly authorized Officer shall sign the Notes for the Company by manual or facsimile signature.

            If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

            A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time is limited to and shall not exceed $10,000,000 except as provided in Section 2.07 hereof.

            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03. REGISTRAR AND PAYING AGENT

            The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint the Registrar and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Neither the Company nor any of its Subsidiaries may act as Paying Agent or Registrar.

            The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to any Global Notes that may be issued hereunder.

            The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

Section 2.04. PAYING AGENT TO HOLD MONEY IN TRUST

            The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes, and will notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. HOLDER LISTS

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss. 312(a).

Section 2.06. TRANSFER AND EXCHANGE

      (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Unrestricted Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or
(ii) the Company determines that the Global Notes (in whole but not in part) should be exchanged for Unrestricted Definitive Notes and Restricted Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Unrestricted Definitive Notes and/or Restricted Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. In addition, upon the request of a holder of a beneficial interest in a Global Note, made to the Trustee or the Company, such holder's beneficial interest in a Global Note may be exchanged for a Definitive Note. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) hereof.

      (b) Transfer and Exchange of Definitive Notes and Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.

        (i) Beneficial Interests in Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(iii) hereof, the Trustee shall cause the aggregate principal amount of the Global Note to be reduced accordingly pursuant to Section 2.06(d) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(b)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered.

        (ii) Unrestricted Definitive Notes to Beneficial Interests in Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Global Note.

        (iii) Transfer and Exchange of Unrestricted Definitive Notes for Unrestricted Definitive Notes. Upon request by a Holder of Unrestricted Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(b)(iii), the Registrar shall register the transfer or exchange of Unrestricted Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Unrestricted Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the provisions of this Section 2.06(b).

        (iv) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar received the following:

                (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (1) thereof;

                (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (2) thereof; and

                (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

        (v) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note:

                (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, such Holder delivers a certificate in the form of Exhibit E hereto, including the certifications in item (1)(b) thereof;

                (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, such Holder delivers a certificate in the form of Exhibit D hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (v), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                (c) Legends. (i) The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

      THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS SECURITY IS
      EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, ANY

      CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                      (ii) Each Restricted Definitive Note (and all Notes issued in exchange therefore or substitution thereof) shall bear the legend in substantially the following form.

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

            THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2),
      (3) OR (7) OF RULE 501 UNDER THE ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF

      A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE ACT THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S, OR TRANSFER AGENT'S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT THE NOTES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE ACT OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED FOR VALUE UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT, OR OTHERWISE SATISFIES ITSELF, THAT REGISTRATION IS NOT REQUIRED.

      (d) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a Global Note have been exchanged for Definitive Notes or a Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and such reduction shall be noted in the records of the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction.

      (e) General Provisions Relating to Transfers and Exchanges

            (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

            (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 9.05 hereof).

            (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

            (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or
                  (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

            (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

            (vii) The Trustee shall authenticate Global Notes and Definitive
                  Notes in accordance with the provisions of Section 2.02 hereof.

Section 2.07. REPLACEMENT NOTES

            If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

            Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08. OUTSTANDING NOTES

            The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, notwithstanding Section 316(a) of the TIA, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided, however, Notes held by the Company shall not be deemed to be outstanding for purposes of Section 3.07 hereof. Section

316(a) of the TIA is specifically excluded from this Indenture with respect to Affiliates of the Company.

            If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

            If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

            If the Paying Agent holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09. TREASURY NOTES

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded. Notwithstanding Section 316(a) of the TIA, Notes held by Affiliates of the Company shall not be so disregarded.

Section 2.10. TEMPORARY NOTES

            Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

            Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11. CANCELLATION

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12. DEFAULTED INTEREST

            If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                  ARTICLE III.
                            REDEMPTION AND PREPAYMENT

Section 3.01. NOTICES TO TRUSTEE

            If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer's Certificate setting forth (i) the redemption date, (ii) the principal amount of Notes to be redeemed, and (iii) the redemption price (including without limitation all amounts of Deferred Interest and Compounded Interest due on the redemption date).

Section 3.02. SELECTION OF NOTES TO BE REDEEMED

            If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

            The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. NOTICE OF REDEMPTION

            At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

            The notice shall identify the Notes to be redeemed and shall state:

      (a) the redemption date;

      (b) the redemption price (including without limitation all amounts of Deferred Interest and Compounded Interest due on the redemption date);

      (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

      (d) the name and address of the Paying Agent;

      (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

      (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and

      (g) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. EFFECT OF NOTICE OF REDEMPTION

            Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05. DEPOSIT OF REDEMPTION PRICE

            One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest (including any Deferred Interest and Compounded Interest) on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

            If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. To the extent any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06. NOTES REDEEMED IN PART

            Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. OPTIONAL REDEMPTION

      (a) The Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the applicable redemption date.

      (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE IV.
                                    COVENANTS

Section 4.01. PAYMENT OF NOTES

            The Company shall pay or cause to be paid the principal of and interest on the Notes on the dates and in the manner provided in the Notes. Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due; provided, however, that with respect to payments of interest due on any of the first 12 Interest Payment Dates, the Company may elect, by delivery of an Officer's Certificate to the Trustee no later than thirty (30) days prior to the relevant Interest Payment Date, to defer the payment of interest due on such Interest Payment Date until the Maturity Date ("Interest Deferral"); provided, further, that during any period in which Deferred Interest remains unpaid, supplemental interest shall accrue thereon at a rate per annum equal to eight percent (8%) ("Compounded Interest").

            If the Company elects to make an Interest Deferral, the Company shall deliver to the Trustee and the Holders at least thirty (30) days prior to the relevant Interest Payment Date, notice, in the form of an Officer's Certificate, stating (i) that the Company has elected to make an Interest Deferral, (ii) and the amount of interest for each $1,000 in aggregate principal amount of Notes to be deferred; (iii) the amount of Compounded Interest accrued to such Interest Payment Date per $1,000 aggregate principal amount of Notes due to prior Interest Deferrals, if any, and
(iv) that all Deferred Interest and Compounded Interest is due on the Maturity Date. Notwithstanding the foregoing, the Company shall not be entitled to make any Interest Deferral on or after the 12th Interest Payment Date after the Issue Date.

            The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. For purposes of the foregoing, interest that is subject to an Interest Deferral in accordance with the preceding paragraph shall not considered an "overdue installment of interest" unless such interest shall not be paid on the Maturity Date, in which case, such interest shall be considered an overdue installment of interest from but excluding the Maturity Date.

Section 4.02. MAINTENANCE OF OFFICE OR AGENCY

            The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03. REPORTS AND FINANCIAL INFORMATION

      (a) The Company will furnish to the Trustee and to each Holder (either in writing or by posting the applicable document on a secure website accessible to the Trustee and each Holder) the following:

            (i) Financial Statements. Within five (5) Business Days after being prepared, any audited or unaudited consolidated or consolidating balance sheets, and any income statements, cash flow statements or statements of changes in stockholders' equity for the Company and/or its Subsidiaries for any fiscal period ending or as of any date after the date of this Agreement, and any accompanying notes thereto. The Company shall be obligated to furnish the foregoing financial information to Holders only in the event that the Company prepares such financial information. The foregoing shall not create any obligation on the part of the Company to prepare such financial information or to obtain an audit thereof.

            (ii) Officer's Certificate. With each of the financial statements delivered pursuant to Section 4.03(a)(i), a certificate of the chief financial officer of the Company stating that, except as explained in reasonable detail in such certificate, (A) that all such statements have been prepared in accordance with GAAP and present fairly the financial position of the Company and/or its Subsidiaries as at the dates thereof and its/their results of operations for the periods then ended, subject to normal year-end adjustments in the case of any interim financial statements, (B) the Company is, at the date of such certificate, in compliance in all material respects with all of its covenants and agreements in this Indenture, and (C) no Event of Default then exists or existed during the period covered by such financial statements. If such certificate discloses that a covenant has not been complied with, or that an Event of Default existed or exists, such certificate shall set forth what action the Company has taken or proposes to take with respect thereto.

      (b) If required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC's rules and regulations. If required by applicable law, the Company shall at all times comply with TIA ss. 314(a).

      (c) For so long as any Notes remain outstanding, the Company and the Subsidiary Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04. COMPLIANCE CERTIFICATE

      (a) The Company and each Subsidiary Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, if audited year-end financial statements are delivered pursuant to Section 4.03(a) above, such financial statements shall be accompanied by a written statement of the Company's independent public accountants (who shall be Perkins & Company, P.C. or a firm of comparable or superior reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV or Article V hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05. TAXES

            The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment could not reasonably be expected to have a Material Adverse Effect.

Section 4.06. STAY, EXTENSION AND USURY LAWS

            The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. DISTRIBUTIONS; CAPITAL CHANGE

            The Company shall not (i) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions (a) to the Company by a Wholly Owned Subsidiary of the Company, (b) by one Wholly Owned Subsidiary to another Wholly Owned Subsidiary (other than the NWED Entities) or
(c) to a Wholly-Owned Subsidiary of NWED by a Wholly Owned Subsidiary of NWED, or (ii) make any change in its capital structure which could reasonably be expected to have a Material Adverse Effect.

Section 4.08. INSPECTION RIGHTS; BOOKS AND RECORDS; ACCOUNTING METHODS

      (a) The Company shall permit the Trustee and/or one or more Holders of in excess of twenty-five percent (25%) of the aggregate principal amount of the Notes outstanding at the request and expense of the Holders and on reasonable advance notice, to visit and inspect the Company's and its Subsidiaries' properties, to examine their books of account and records and to discuss their affairs, finances and accounts with their officers, all at such reasonable times as may be requested by the Trustee and/or such Holders; provided, however, that the Company shall not be obligated pursuant to this Section 4.08(a) to provide access to any information which it reasonably considers to be a trade secret or similar confidential information unless the Trustee and each Holder requesting such information executes and delivers to the Company a nondisclosure agreement that is mutually acceptable to all parties.

      (b) The Company shall keep adequate records and books of account in which entries will be made in accordance with GAAP. The Company shall not make any significant change in accounting policies or reporting practices other than changes required by GAAP or by law.

Section 4.09. COVENANTS REGARDING NSC

      (a) NSC shall be a corporation or limited liability company duly organized and validly existing under the laws of the jurisdiction of organization selected pursuant to the Plan of Reorganization and will have the requisite corporate or company power and authority to own and operate its properties and assets and carry on its business as contemplated by the Plan of Reorganization, and to enter into, execute, deliver and perform its obligations under the Subsidiary Guarantee, the Security Agreements and any other agreement to which it is a party.

      (b) The Company shall directly or indirectly, own all of the outstanding Equity Interests of NSC.

      (c) NSC shall approve and duly execute the Subsidiary Guarantee, the Security Agreements, and any other agreement to which NSC is required to be a party and the performance of all obligations of NSC thereunder by all necessary corporate or company action of its incorporator, and the Subsidiary Guarantee, the Security Agreement, and any such other agreement shall constitute valid and legally binding obligations of NSC.

      (d) At such time as the Company causes NSC to acquire the GAC Collateral, the execution and delivery by NSC of the Subsidiary Guarantee, the Security Agreement, and any other agreement to which NSC is a party and the performance of all obligations of NSC thereunder will not violate, conflict with or result in a breach of or default under (i) any of the organizational documents of NSC,
(ii) any statute, regulation or court or administrative order or process applicable to NSC, or (iii) any agreement or instrument to which NSC is a party or by which NSC or any of its property is bound.

Section 4.10. INTENTIONALLY OMITTED.

Section 4.11. LIENS; GUARANTEES

            The Company shall not, and shall not permit any of its Subsidiaries to, (i) create, incur, assume or allow any Lien in, upon or with respect to any of its properties, except for Permitted Liens, or (ii) create, incur, assume or be or remain liable with respect to any Guarantee of Indebtedness of any Person, other than Permitted Guarantees.

Section 4.12. MERGERS, CONSOLIDATIONS OR SALES

            The Company shall not enter into any transaction of merger, reorganization, or consolidation or transfer, sell, assign, lease, or otherwise dispose of all or substantially all of its property or Equity Interests, or wind up, liquidate or dissolve, or agree to do any of the foregoing without the affirmative written consent of the Required Holders. Notwithstanding the foregoing, and regardless of whether such action would be subject to the consent of the Required Holders pursuant to the preceding sentence, the Company shall be permitted to make the Permitted Reorganized Technologies Disposition without any further action by or consent of the Holders, and Technologies' Subsidiary Guarantee and the security interest in Technologies' assets pursuant to the Security Agreements shall terminate automatically upon the closing thereof.

Section 4.13. CORPORATE EXISTENCE

            Subject to Section 4.12 and Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, limited liability company, partnership or other existence of each of its Subsidiaries (other than the NWED Subsidiaries), in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries (other than the NWED Subsidiaries); provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, limited liability company, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.14. PAYMENTS FOR CONSENT

            Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.15. ADDITIONAL SUBSIDIARY GUARANTEES

            If the Company or any of its Subsidiaries shall acquire or create another Subsidiary, then such newly acquired or created Subsidiary shall become a Subsidiary Guarantor and execute a Supplemental Indenture and deliver an Opinion of Counsel, in accordance with the terms of this Indenture, it being understood that the NWED Entities shall not be required to become Subsidiary Guarantors.

                                   ARTICLE V.
                                   SUCCESSORS

Section 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS

            Subject to Section 4.12, the Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee and (iii) immediately after such transaction, no Default or Event of Default exists.

Section 5.02. SUCCESSOR CORPORATION SUBSTITUTED

            Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section
5.01 hereof.

                                  ARTICLE VI.
                              DEFAULTS AND REMEDIES

Section 6.01. EVENTS OF DEFAULT

            Each of the following constitutes an "Event of Default":

      (a) default in the payment when due of the principal (whether by redemption or otherwise) of or interest on, the Notes if such default is not cured by the Company within ten (10) days after the Trustee or Required Holders has given the Company written notice of such default;

      (b) failure by the Company or any of its Subsidiaries to comply with the provisions described under Sections 4.07, 4.10, 4.11, 4.12, 4.13 or 5.01 or failure by the Company or any of its Subsidiaries for 30 days after notice to comply with any of its other agreements in this Indenture or the Notes;

      (c) default under any mortgage, indenture or instrument (other than this Indenture or the Notes) under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (other than the NWED Entities) (or the payment of which is guaranteed by the Company or any of its Subsidiaries other than the NWED Entities) whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default (i) is caused by a failure to pay principal of or interest on such Indebtedness prior to the 31st date after the expiration of the grace period provided in such Indebtedness on the date of such default, unless such default has been cured or waived prior to such 31st day (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its stated maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $500,000 or more;

      (d) except as permitted herein, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

      (e) the Company or any of its Subsidiaries (other than the NWED Entities), pursuant to or within the meaning of any Bankruptcy Law:

            (i) commences a voluntary case,

            (ii) consents to the entry of an order for relief against it in an involuntary case,

            (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

            (iv) makes a general assignment for the benefit of its creditors, or

            (v) generally is not paying its debts as they become due; or

      (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (i) is for relief against the Company or any of its Subsidiaries (other than the NWED Entities)in an involuntary case;

            (ii) appoints a Custodian of the Company or any of its Subsidiaries (other than the NWED Entities) or for all or substantially all of the property of the Company or any of its Subsidiaries (other than the NWED Entities); or

            (iii) orders the liquidation of the Company or any of its Subsidiaries (other than the NWED Entities);

and the order or decree remains unstayed and in effect for 60 consecutive days.

            The term "custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.02. ACCELERATION

            If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (e) or (f) of Section 6.01 hereof occurs with respect to the Company or any of its Subsidiaries (other than the NWED Entities), all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of the Notes may not enforce this Indenture or the Notes except as provided herein. Except as otherwise provided in this Indenture, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

Section 6.03. OTHER REMEDIES

            Subject to Sections 6.02 and 6.05, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. WAIVER OF PAST DEFAULTS

            Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. CONTROL BY MAJORITY

            Subject to Article VII hereof, holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06. LIMITATION ON SUITS

            A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

      (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

      (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

      (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

      (d) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

      (e) during such 30-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

            A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. COLLECTION SUIT BY TRUSTEE

            If an Event of Default specified in Section 6.01(a) occurs and is continuing, the Trustee is authorized, subject to Sections 6.02 and 6.05, to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest (including without limitation, post petition interest), and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. PRIORITIES

            If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

            Third: to the Company or to such party as a court of competent jurisdiction shall direct.

            The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11. UNDERTAKING FOR COSTS

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 25% in principal amount of the then outstanding Notes.

                                  ARTICLE VII.
                                    TRUSTEE

Section 7.01. DUTIES OF TRUSTEE

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (b) Except during the continuance of an Event of Default:

            (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

      (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. RIGHTS OF TRUSTEE

      (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03. INDIVIDUAL RIGHTS OF TRUSTEE

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any

Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04. TRUSTEE'S DISCLAIMER

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes; it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. NOTICE OF DEFAULTS

            If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES

            Within 60 days after each March 31 beginning with March 31, 2006, and for so long as Notes remain outstanding, the Trustee shall, if required applicable law, mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2) if required by applicable law. The Trustee shall also transmit by mail any such reports as required by TIA ss. 313(c).

            A copy of any such report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07. COMPENSATION AND INDEMNITY

            The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

            The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

            To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) or (f) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

            The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

Section 7.08. REPLACEMENT OF TRUSTEE

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

      (a) the Trustee fails to comply with Section 7.10 hereof;

      (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

      (c) a Custodian or public officer takes charge of the Trustee or its property; or

      (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

            If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. ELIGIBILITY; DISQUALIFICATION

            There shall at all times be a Trustee hereunder that is organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

            If so required by applicable law, this Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee, if so required by applicable law, is subject to TIA ss. 310(b).

Section 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

If so required by the TIA, the Trustee shall be subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). If so required by the TIA, a Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                  ARTICLE VIII.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

            The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer's Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.02. LEGAL DEFEASANCE AND DISCHARGE

            Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article II and Section
4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03. COVENANT DEFEASANCE

            Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15 and 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(b) and 6.01(c) hereof shall not constitute Events of Default.

Section 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

            The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

      (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

      (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

      (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

      (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied against such deposit) or insofar as Sections 6.01(e) or 6.01(f) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

      (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

      (f) the Company shall have delivered to the Trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming no Holder of Notes is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

      (g) the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

      (h) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

            Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section

8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. REPAYMENT TO COMPANY

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times, The Wall Street Journal (national edition) or USA Today (such publication to be chosen by the Company based upon the lowest publication cost), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07. REINSTATEMENT

            If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE IX.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES

            Notwithstanding Section 9.02 of this Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees, the Security Agreements or the Notes without the consent of any Holder of a Note:

      (a) to cure any ambiguity, defect or inconsistency;

      (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article II hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

      (c) to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to the Holders of the Notes by a successor to the Company or a Subsidiary Guarantor pursuant to Article V or Article X hereof;

      (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes;

      (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

      (f) to allow any Subsidiary Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes;

      (g) to provide for the issuance of Notes in payment of interest in lieu of Interest Deferral and to make all changes resulting therefrom;

      (h) to amend the Collateral Agency Agreement in connection with any refinancing of the existing Loan Agreement; or

      (i) to amend the Security Agreements as required to comply with Section
13.05 hereof.

            Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. WITH CONSENT OF HOLDERS OF NOTES

            Except as provided below in this Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Security Agreements, the Subsidiary Guarantees and the Notes with the consent of the Required Holders voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Required Holders voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

            Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

            It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Required Holders voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this
Section 9.02 may not (with respect to any Notes held by a non-consenting
Holder):

      (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

      (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes.

      (c) reduce the rate of or change the time for payment of interest on any Note;

      (d) waive a Default or Event of Default in the payment of principal of or interest on the Notes (except a rescission of acceleration of the Notes by the Required Holders and a waiver of the payment default that resulted from such acceleration);

      (e) make any Note payable in money other than that stated in the Notes;

      (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes; or

      (g) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

Section 9.03. COMPLIANCE WITH TRUST INDENTURE ACT

            If so required by the TIA, every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04. REVOCATION AND EFFECT OF CONSENTS

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05. NOTATION ON OR EXCHANGE OF NOTES

            The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

            Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

            The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE X.
                              SUBSIDIARY GUARANTEES

Section 10.01. SUBSIDIARY GUARANTEES

            Subject to this Article X, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due, or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

            The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

            If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

            Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 10.02. LIMITATION ON SUBSIDIARY GUARANTOR LIABILITY

            Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee and not constitute any improper distribution under, or be otherwise prohibited by, applicable state law. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of any such Subsidiary Guarantor under its Subsidiary Guarantee and this Article X shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor and all other matters that are relevant under such laws, and, to the extent relevant, after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article X, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance or being improper or prohibited under applicable state law.

Section 10.03. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES

            To evidence its Subsidiary Guarantee set forth in Section 10.01, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit B shall be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by its President or one of its Vice Presidents.

            Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

            If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

            In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section
4.15 hereof, the Company shall cause such Subsidiaries to execute supplemental indentures (in the form of Exhibit C hereto) to this Indenture and Subsidiary Guarantees in accordance with Section 4.15 hereof and this Article X, to the extent applicable.

Section 10.04. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

            Subject to Section 10.05 hereof, no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person whether or not affiliated with such Subsidiary Guarantor unless:

      (a) subject to this Section 10.04 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantees;

      (b) such merger does not involve the NWED Entities; and

      (c) immediately after giving effect to such transaction, no Default or Event of Default exists.

            In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

Section 10.05. RELEASES FOLLOWING SALE OF ASSETS

            In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation with respect to a Permitted Reorganized Technologies Disposition, the requirements set forth in the definition of "Permitted Reorganized Technologies Disposition." Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the applicable provisions of this Indenture, including without limitation with respect to a Permitted Reorganized Technologies Disposition, the requirements set forth in the definition of Permitted Reorganized Technologies Disposition, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

            Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article X.

                                   ARTICLE XI.
                                  MISCELLANEOUS

Section 11.01. TRUST INDENTURE ACT CONTROLS

            If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

Section 11.02. NOTICES

            Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address.

      If to the Company and/or any Subsidiary Guarantor:

      Golden Northwest Aluminum Holding Company
      3313 West Second
      The Dalles, Oregon  97058
      Attention:  Chief Financial Officer
      Telecopier No.: 541-298-0800

      with a copy to:
      Richard C. Josephson, Esq.
      Stoel Rives LLP
      900 SW Fifth Avenue, Suite 2600
      Portland, Oregon  97204
      Telecopier No.: 503-220-2480

      If to the Trustee:

      Wilmington Trust Company
      Rodney Square North
      1100 North Market Street
      Wilmington, Delaware  19890
      Telecopier No.:  302-636-4145
      Attention:  Corporate Trust Administration

            The Company, any Subsidiary Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES

            Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

      (a) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

      (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

      (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

      (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06. RULES BY TRUSTEE AND AGENTS

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

            No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, the Subsidiary Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.08. GOVERNING LAW

            THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

            This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10. SUCCESSORS

            All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11. SEVERABILITY

            In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12. COUNTERPART ORIGINALS

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13. TABLE OF CONTENTS, HEADINGS, ETC.

            The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                  ARTICLE XII.
                             COLLATERAL AND SECURITY

Section 12.01. COLLATERAL.

            To secure payment of the Notes, each of the Company and the Subsidiary Guarantors have granted to the Collateral Trustee for and on behalf of the Trustee and the Holders and pursuant to the Security Agreements the Collateral Trustee has been granted a Lien in the Collateral, such Lien to have the priority set forth in the Collateral Agency Agreement. Under certain circumstances set forth in this Indenture and the Security Agreements, the Equity Interests issued by any Subsidiary of the Company may be released from such Liens.

Section 12.02. SECURITY AGREEMENTS.

            The due and punctual payment of the principal of and interest, if any, on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company and the Subsidiary Guarantors to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Security Agreements and the Subsidiary Guarantees which the Company and the Subsidiary Guarantors have entered into simultaneously with the execution of this Indenture. Each Holder of Notes, by its acceptance of the Notes, (i) consents and agrees to the terms of the Security Agreements as the same may be in effect and may be amended from time to time in accordance with the terms hereof and thereof, (ii) authorizes and directs the Trustee and the Collateral Trustee to enter into the Security Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith and (iii) appoints the Trustee as Secured Debt Representative (as such term is defined in the Collateral Agency Agreement) with respect to the Notes.

Section 12.03. RELEASE OF COLLATERAL.

      (a) Subject to subsections (b) and (c) of this Section 12.03, the Collateral may be released from the Lien created by the Security Agreements as provided in the Security Agreements or as provided hereby.

      (b) At any time when an Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Trustee, no release of Collateral pursuant to the provisions of the Security Agreements shall be effective as against the Holders without the consent of the Required Holders.

      (c) To the extent applicable, the Company shall comply with the provisions of TIA ss. 314(b). To the extent applicable, the Company shall cause TIA ss. 313(b), relating to reports, and TIA ss. 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Agreements, to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Company except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by the Company and reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Company shall not be required to comply with all or any portion of TIA ss. 314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA ss. 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including "no action" letters or exemptive orders, all or any portion of TIA ss. 314(d) is inapplicable to one or a series of released Collateral. To the extent applicable, the Company shall furnish to the Trustee, prior to each proposed release of Collateral pursuant to this Indenture and the Security Agreements:

                  (1)   all documents required by TIA ss. 314(d); and

                  (2) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA ss. 314(d).

            If any Collateral is released in accordance with this Indenture or any Security Agreement and if the Company has delivered the certificates and documents required by the Security Agreements and this Section 12.03, the Trustee, upon receipt of such certificates and Opinion of Counsel, shall notify the Collateral Trustee of the receipt of such documents.

Section 12.04. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE SECURITY AGREEMENTS.

            Subject to the provisions of Article 7 hereof, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders of Notes, the Collateral Trustee to take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Agreements and (b) collect and receive any and all amounts payable in respect of the obligations of the Company and the Subsidiary Guarantors hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Agreements or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Collateral Trustee's Liens on the Collateral or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 12.05. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE SECURITY AGREEMENTS.

            The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Agreements and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 12.06. TERMINATION OF SECURITY INTEREST.

            Upon the payment in full of all obligations of the Company under this Indenture and the Notes, or upon Legal Defeasance, the Trustee shall, upon receipt of an Officer's Certificate of the Company, deliver an instruction to the Collateral Trustee stating that such obligations have been paid in full, and instruct the Collateral Trustee to release the Liens of the Trustee and the Holders pursuant to this Indenture and the Security Agreements.

Section 12.07. ENFORCEMENT OF SECURITY INTERESTS.

            The enforcement of the Collateral Trustee's Lien on the Collateral shall be governed by the Collateral Agency Agreement.

                                 ARTICLE XIII.

                             SUBORDINATION OF NOTES

Section 13.01. NOTE SUBORDINATE TO SENIOR DEBT

            The Company covenants and agrees, and each Holder of a Note, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article and in the Collateral Agency Agreement, the Indebtedness represented by the Notes and the payment of the principal and interest on each and all of the Notes or on account of the redemption of the Notes are hereby expressly made subordinate and subject in right of payment to the payment in full in cash of all Obligations in respect of Senior Debt, and that such subordination is for the benefit of and enforceable by the holders of Senior Debt as and to the extent provided in the Collateral Agency Agreement.

            The expressions "prior payment in full", "payment in full", "paid in full" and any other similar term or phrase when used in this Article XIII with respect to Senior Debt shall have the meaning provided in the Collateral Agency Agreement.

Section 13.02. SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR DEBT

            Subject to the payment in full in cash of all Obligations in respect of Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

Section 13.03. PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS

            The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall
(a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and any premium and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt and the Collateral Agency Agreement to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

Section 13.04. TRUSTEE TO EFFECTUATE SUBORDINATION

            Each Holder of a Note by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee its attorney-in-fact for any and all such purposes.

Section 13.05.    NO WAIVER OF SUBORDINATION PROVISIONS

            No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

            Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise dispose of or otherwise affect the security interest (or priority thereof) granted with respect to any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

Section 13.06. NOTICE TO TRUSTEE

            The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee or other representative of the Senior Debt therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section by at least 12:00 noon New York City time one Business Day prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it after 12:00 noon New York City time one Business Day prior to such date.

            Subject to the provisions of Section 7.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee or other representative therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee or other representative therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article XIII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XIII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 13.07. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT

            Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 7.01, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIII.

Section 13.08. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT

            The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.

Section 13.09. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR DEBT; PRESERVATION OF TRUSTEE'S RIGHTS

            The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

Section 13.10. OBLIGATIONS OF COMPANY UNCONDITIONAL.

            Nothing contained in this Article XIII or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or therein prevent the Trustee or the Holder of any Notes from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Section 13.11. RELIANCE BY HOLDERS OF SENIOR DEBT ON SUBORDINATION PROVISIONS

            Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders of Senior Debt unless such holders shall have agreed in writing hereto.


                         [Signatures on following page]

                                  SIGNATURES

                                    GOLDEN NORTHWEST ALUMINUM HOLDING COMPANY


                                    By: /s Eugene I. Davis
                                       -------------------------------------
                                       Name:  Eugene I. Davis
                                       Title: President



                                    NORTHWEST ALUMINUM TECHNOLOGIES, LLC


                                    By: /s/ Eugene I. Davis
                                       -------------------------------------
                                       Name:  Eugene I. Davis
                                       Title: President


                                    NORTHWEST ALUMINUM COMPANY


                                    By: /s /Eugene I. Davis
                                       -------------------------------------
                                       Name:  Eugene I. Davis
                                       Title: President


                                    NORTHWEST ALUMINUM SPECIALTIES, INC.

                                    By: /s /Eugene I. Davis
                                       -------------------------------------
                                       Name:  Eugene I. Davis
                                       Title: President

                                    NSC SMELTER LLC

                                    By: /s /Eugene I. Davis
                                       -------------------------------------
                                       Name:  Eugene I. Davis
                                       Title: President


                                    WILMINGTON TRUST COMPANY, as Trustee


                                    By: /s/ James McGinley
                                       -----------------------------------
                                       Name:  James McGinley
                                       Title: Authorized Signer

                                    EXHIBIT A
                                 (Face of Note)

==============================================================================


                  CUSIP/CINS ________

                  10% Subordinated Secured Notes due 2011

No. [     ]                                                               [$  ]


                    GOLDEN NORTHWEST ALUMINUM HOLDING COMPANY

promises to pay to__________________

or registered assigns,

      the principal sum of [$

Dollars on March 31, 2011.

Interest Payment Dates:  June 30, September 30, December 31 and March 31.

Record Dates:  June 15, September 15, December 15 and March 15.


                                    GOLDEN NORTHWEST ALUMINUM HOLDING COMPANY


                                    BY:_____________________________________
                                       Name:
                                       Title:



This is one of the 10% Subordinated Secured
Notes due 2011 referred to
in the within-mentioned Indenture:


Wilmington Trust Company
as Trustee
By:___________________________
      Authorized Signatory
Dated:

 ==============================================================================

                                 (Back of Note)

                     10% Subordinated Secured Notes due 2011

      THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS SECURITY IS
      EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
      DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

      [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

            THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN
      RULE 144A  UNDER  THE  ACT),  (B) IT  IS A  NON-U.S.  PURCHASER  AND  IS
      ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2),
      (3) OR (7) OF RULE 501 UNDER THE ACT, AND


----------------------
(1)   This legend should only be included if the Note is issued in global form.

      (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY
      (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT,
      (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,
      (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH
      (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE ACT THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S, OR TRANSFER AGENT'S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT THE NOTES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE ACT OF OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED FOR VALUE UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT, OR OTHERWISE SATISFIES ITSELF, THAT REGISTRATION IS NOT REQUIRED.](2)

            ALL INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND THE RIGHTS OF THE HOLDER OF THIS NOTE OTHERWISE SUBJECT TO THE TERMS OF, THE COLLATERAL AGENCY, INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF APRIL 14, 2005, AS THE SAME


----------------------
(2)   This legend should only be included if the note is a restricted security.

      MAY BE AMENDED, MODIFIED OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME (THE "INTERCREDITOR AGREEMENT"), BY AND AMONG GOLDEN NORTHWEST ALUMINUM HOLDING COMPANY, THE OTHER GRANTORS THE SUBSIDIARIES (AS DEFINED THEREIN), THE LOAN AGREEMENT AGENT, THE SENIOR SECURED NOTE TRUSTEE, THE BANK OF NEW YORK, THE SUBORDINATED SECURED NOTE TRUSTEE AND THE COLLATERAL TRUSTEE. THE TERMS OF THE INTERCREDITOR AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS INSTRUMENT AS IF SET FORTH IN FULL HEREIN.

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

             1. INTEREST. Golden Northwest Aluminum Holding Company, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10% per annum from April 14, 2005 until the Maturity Date. The Company will pay interest quarterly on June 30, September 30, December 31 and March 31 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date") in cash, or may make an Interest Deferral as provided in and in accordance with the Indenture in which case such Deferred Interest shall accrue Compounded Interest which shall be payable on the Maturity Date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 30, 2005. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate that is 2% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law), on overdue installments of interest from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

             2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 15, September 15, December 15 or March 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent; provided, however, that as and to the extent provided in the Indenture, the Company may elect to make an Interest Deferral. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

             3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. Neither the Company nor any of its Subsidiaries may act in any such capacity.

             4. INDENTURE. The Company issued the Notes under an Indenture dated as of April 14, 2005 ("Indenture") between the Company, the Subsidiary Guarantors (as defined therein) and the Trustee. The terms of the Notes include those stated in the Indenture and, to the extent required by applicable law, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $10,000,000 in aggregate principal amount.

             5. OPTIONAL REDEMPTION. The Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of Notes to be redeemed, plus accrued and unpaid interest thereon, to the applicable redemption date.

             6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

             7. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $1 and amounts in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            8. SECURITY. This Note and the Subsidiary Guarantees are secured by security interests granted to the Collateral Trustee as provided in the Collateral Agency Agreement and the other Security Agreements.

            9. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

             10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or Subsidiary Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to allow any Subsidiary Guarantor to execute a supplemental indenture to the Indenture and/or a Subsidiary Guarantee with respect to the Notes, to provide for the issuance of Notes in payment of interest in lieu of Interest Deferral and to make all changes resulting therefrom or to amend the Collateral Agency Agreement in connection with any refinancing of the existing Loan Agreement.

             11. DEFAULTS AND REMEDIES. Events of Default include: (i) default in the payment when due of principal of or interest on the Notes if such default is not cured by the Company within ten (10) days after the Trustee or Required Holders have given the Company written notice of such default; (ii) failure by the Company or any of its Subsidiaries to comply with certain covenants set forth in the Indenture or failure by the Company or any of its Subsidiaries for 30 days after notice to comply with certain other agreements in the Indenture or the Notes; (iii) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (iv) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries (other than the NWED Entities); and (v) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Subsidiary Guarantor's Subsidiary Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Except as otherwise provided in the Indenture, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the

Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

             12. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

             13. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or any of the Subsidiary Guarantors, as such, shall not have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

             14. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

             15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

             16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

             The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

            Golden Northwest Aluminum Holding Company
            3313 West Second
            The Dalles, Oregon  97058
            Attention:  Chief Financial Officer
            Telecopier No.: 541-298-0800

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


_______________________________________________________________________________
                (Insert assignee's soc. sec. or tax I.D. no.)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

(Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:__________

                                    Your Signature:_________________________
                                    (Sign exactly as your name appears on the face of this Note)

                                    EXHIBIT B
                          FORM OF NOTATION OF GUARANTEE

            For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of April 14, 2005 (the "Indenture") among Golden Northwest Aluminum Holding Company, the Subsidiary Guarantors signatory thereto and who subsequently execute and deliver Supplemental Indentures pursuant to the Indenture and, Wilmington Trust Company, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantees.


                                    NORTHWEST ALUMINUM TECHNOLOGIES, LLC


                                    By:_________________________________
                                       Name:
                                       Title:


                                    NORTHWEST ALUMINUM COMPANY


                                    By:_________________________________
                                       Name:
                                       Title:

                                    NORTHWEST ALUMINUM SPECIALTIES, INC.


                                    By:_____________________________________
                                       Name:
                                       Title:


                                    NSC SMELTER LLC


                                    By:_____________________________________
                                       Name:
                                       Title:

                                    EXHIBIT C
                         FORM OF SUPPLEMENTAL INDENTURE
               TO BE DELIVERED BY SUBSEQUENT SUBSIDIARY GUARANTORS

            SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ______________________ by and among (the "Guaranteeing Subsidiary"), a subsidiary of Golden Northwest Aluminum Holding Company (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust Company, as trustee under the indenture referred to below (the "Trustee").

                             W I T N E S S E T H

            WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of April 14, 2005 providing for the issuance of an aggregate principal amount of $10,000,000 of 10% Subordinated Secured Notes due 2011 (the "Notes");

            WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

            WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

            1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

            2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

            (a) Along with all Subsidiary Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                  (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the

                        Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.

            (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

            (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

            (d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

            (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by any of them to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

            (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

            (g) As between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
                  Article VI of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

            (h) The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

            (i) Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy Law or fraudulent conveyance laws, and, to the extent relevant, after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under Article X of the Indenture, the Subsidiary Guarantee shall not result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee constituting a fraudulent transfer or conveyance or being improper or prohibited under applicable state law.

            3. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

            4. Guaranteeing Subsidiary May Consolidate, Etc. on Certain Terms.

            (a) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person whether or not affiliated with such Subsidiary Guarantor unless:

                  (i) subject to Section 10.04 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

            (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

            (c) Except as set forth in Articles IV and V of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

            5.    Releases

            (a) In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

            (b) Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under the Indenture as provided in Article X of the Indenture.

            6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC Commission that such a waiver is against public policy.

            7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

            10 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:

                                    _______________________________________


                                    By:____________________________________
                                       Name:
                                       Title:


                                    WILMINGTON TRUST COMPANY, as Trustee


                                    By:____________________________________
                                       Name:
                                       Title:

                                    EXHIBIT D
                         FORM OF CERTIFICATE OF TRANSFER

Golden Northwest Aluminum Holding Company
3313 West Second
The Dalles Oregon  97058


Wilmington Trust Company
One Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890

            Re:   10% Subordinated Secured Notes due 2011
                  ---------------------------------------

            Reference is hereby made to the Indenture, dated as of April 14, 2005 (the "Indenture"), among Golden Northwest Aluminum Holding Company, as issuer (the "Company"), the Subsidiary Guarantors (as defined therein) and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            _________________________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $________ in such Note[s] or interests (the "Transfer"), to _____________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. Check if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note Pursuant to Rule 144A.
-----------------------------------------------------------------------

The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Restricted Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the Restricted Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Restricted Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

2. Check if Transferee will take delivery of a Restricted Definitive Note pursuant to Regulation S.
-------------------------------------------------------------------------

The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of 40 days after the issuance of the Note, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Restricted Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

3. Check and complete if Transferee will take delivery of a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.
-------------------------------------------------------------------------------

The Transfer is being effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

            (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

            (b) such Transfer is being effected to the Company or a Subsidiary thereof;

                                       or

            (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

            (d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit F to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Restricted Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed Restricted the Definitive Notes and in the Indenture and the Securities Act.

4. Check if Transferee will take delivery of a beneficial interest in a Global Note or of an Unrestricted Definitive Note.

            (a) Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Restricted Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture.

            (b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Restricted Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture.

            (c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Restricted Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                    _________________________________________
                                    [Insert Name of Transferor]



                                    By:______________________________________
                                       Name:
                                       Title:
Dated:_________, _____





                       ANNEX A TO CERTIFICATE OF TRANSFER

1.    The Transferor owns and proposes to transfer a Restricted Definitive Note.

2.    After the Transfer the Transferee will hold:

                                 [CHECK ONE]

      (a)   a beneficial interest in the Global Note (CUSIP __); or

      (b)   a Restricted Definitive Note; or

      (c)   an Unrestricted Definitive Note,

      in accordance with the terms of the Indenture.

                                    EXHIBIT E
                         FORM OF CERTIFICATE OF EXCHANGE

Golden Northwest Aluminum Holding Company
3313 West Second
The Dalles, Oregon  97058


Wilmington Trust Company
One Rodney Square
1100 North Market Street
Wilmington, Delaware 19890

            Re:   10 % Subordinated Secured Notes due 2011
                  ----------------------------------------

                              (CUSIP_____________)

            Reference is hereby made to the Indenture, dated as of April 14, 2005 (the "Indenture"), among Golden Northwest Aluminum Holding Company, as issuer (the "Company"), the Subsidiary Guarantors (as defined therein) and Wilmington Trust Company as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            ______________ (the "Owner") owns and proposes to exchange the Note[s] specified herein, in the principal amount of $ __________ in such Note[s] (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

            (a) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Global Note.
-----------------------------------------------------------------------

In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies
(i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (b) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.
-----------------------------------------------------------------------

In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer,
(ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes for Restricted Definitive Notes

            (a) Check if Exchange is from Restricted Definitive Note to a Restricted Definitive Note.
-------------------------------------------------------------------------

In connection with the Exchange of the Owner's Restricted Definitive Note for a Restrictive Definitive Note or Notes with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                              ________________________________
                                              [Insert Name of Owner]



                                    By:_______________________________________
                                       Name:
                                       Title:


Dated: _______________, _____

                                    EXHIBIT F
                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Golden Northwest Aluminum Holding Company
3313 West Second
The Dalles, Oregon  97058


Wilmington Trust Company
One Rodney Square
1100 North Market Street
Wilmington, Delaware 19890

            Re:   10 % Subordinated Secured Notes due 2011
                  ----------------------------------------

            Reference is hereby made to the Indenture, dated as of April 14, 2005 (the "Indenture"), among Golden Northwest Aluminum Holding Company, as issuer (the "Company"), the Subsidiary Guarantors (as defined therein) and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            In connection with our proposed purchase of $______________ aggregate principal amount of a Restricted Definitive Note, we confirm that:

               1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

               2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any Subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

               3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

               4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

               5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

               You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       ____________________________________
                                       [Insert Name of Accredited Investor]



                                    By:____________________________________
                                       Name:
                                       Title:


Dated: _______________, _____




                                      F-2